UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2019

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2019, Tenneco Inc. (the “Company”) adopted a form performance share unit award agreement (the “PSU Agreement”) for long-term incentive awards to employees commencing in 2019 under the Company’s 2006 Long-Term Incentive Plan (as amended from time to time, the “LTIP”). Each participant receiving an award under a PSU Agreement will receive an award of performance share units (“Company PSUs”) under the LTIP, subject to forfeiture and the restrictions set forth therein. The PSU Agreement provides for a three year performance term, and the participant must generally remain continuously employed with the Company or a subsidiary through the settlement date to receive the Company PSUs. Half of each grant vests based on Relative TSR Performance and the remaining half of each grant vests based on Cumulative Free Cash Flow (FCF) Performance (each as defined in the PSU Agreement, and determined separately for different business units of the Company). The Company PSUs are subject to accelerated vesting in the event of a Change in Control or a participant’s termination of employment due to Total Disability, death or Retirement. For purposes of the PSU Agreement, Change in Control, Total Disability, and Retirement have the meanings given to such terms in the PSU Agreement or the Company’s 2006 Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: February 11, 2019	By:	/s/ Brandon B. Smith
	Name:	Brandon B. Smith
	Title:	Senior Vice President, General Counsel and Corporate Secretary